Exhibit 10.3

                                OMNIBUS AMENDMENT

      This Omnibus Amendment , dated July 28, 2005, by and between Conversion Services International, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser"), amends that certain Securities Purchase Agreement, dated August 16, 2004, by and between the Company and Purchaser (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"); that certain Registration Rights Agreement, dated August 16, 2004, by and between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"); and that certain Secured Convertible Term Note, dated August 16, 2004, by the Company in favor of Purchaser for the total principal amount of $5,000,000 (as amended, modified or supplemented from time to time, the "Note"); the Restricted Account Side Agreement, dated August 16, 2004, by and between the Company and Purchaser (the "Restricted Account Side Letter", collectively, with the Securities Purchase Agreement, the Related Agreements (as defined in the Securities Purchase Agreement), the Note, and the Registration Rights Agreement, the "Funding Documents"). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.

                                    PREAMBLE

      WHEREAS, pursuant to the Funding Documents, the Purchaser agreed to loan the Company a total principal amount of $5,000,000 ("Loan Amount"), $749,000 of which was funded to the Company on August 16, 2004 and the remaining $4,251,000 of which was funded to the Restricted Account (as defined in the Securities Purchase Agreement); the Note is convertible into shares of the Company's common stock (the "Note Shares") at an initial fixed conversion price of $0.14;

      WHEREAS, pursuant to the Funding Documents, the Company agreed to register the Note Shares and Warrant Shares;

      WHEREAS, in connection with the Funding Documents, the Purchaser was granted a warrant to purchase 12,000,000 shares the Company's common stock (the "Warrant");

      WHEREAS, pursuant to the terms of the Funding Documents, the Company filed a registration statement with the United States Securities and Exchange Commission ("SEC") on September 30, 2004 (the "Registration Statement");

      WHEREAS, the SEC has determined that the Purchaser is not irrevocably bound to purchase the Note Shares attributable to the conversion of the Loan Amount held in the Restricted Account and therefore the shares attributable to the conversion of such amount may not be registered until the Purchaser is irrevocably bound to purchase such Note Shares; and

      WHEREAS, the Purchaser and the Company desire to amend the transactions contemplated by the Funding Documents, to release, as of the date hereof, the sum of $4,327,295.08 representing all of the funds held in the Restricted Account as of the date hereof, which such funds shall be disbursed as follows:
(a) $4,327,295.08 will be wired to the Purchaser in repayment of $4,251,000 of the principal amount of the Note; and (b) $76,295 in accrued and unpaid interest, such payments to be made without applicable penalty or premium; and

       NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Terms of this Supplement.

            1.1 Release of Funds and Prepayment. As of the date hereof, the Purchaser shall release, the sum of $4,327,295.08 ("the Funds") representing all of the funds held in the Restricted Account as of the date hereof, which such funds will be disbursed as follows: $4,327,295.08 will be sent by wire transfer to the Purchaser in prepayment of $4,251,000 of the outstanding principal amount of the Note without applicable penalty or premium, and $76,295 shall be applied to pay a portion of the $260,697.99 in accrued and unpaid interest on the Note outstanding on the date hereof. Upon release of the Funds from the Restricted Account, the Restricted Account shall be closed and the Restricted Account Agreement and the Restricted Account Side Letter shall be deemed automatically terminated without further action by either party hereto.

            1.2 All references to the Restricted Account or the Restricted Account Side Letter contained in any of the (i) Securities Purchase Agreement,
(ii) Related Agreements referred to in the Purchase Agreement, (iii) that certain Security Agreement, dated as of August 16, 2004 among the Company certain subsidiaries of the Company and the Purchaser as modified or supplemented from time to time (the "Security Agreement"), and (iv) the Ancillary Agreements referred to in the Security Agreement, are hereby deleted and of no further force or effect.

      2. Waiver and Release by the Purchaser.

            2.1 Possible Violation of Section 5 of the Securities Act. The Purchaser, its respective officers, directors, agents, affiliates, control persons, and principal shareholders (the "Purchaser Affiliates"), hereby waive and release the Company, its subsidiaries, affiliates, and their respective officers, directors, agents, affiliates, control persons, and principal shareholders (the "Company Affiliates"), from any and all claims, costs, expenses, liabilities, obligations, losses or damages of any nature (including but not limited to, any right of recission the Purchaser may have in respect of the transactions contemplated by the Funding Documents) (the "Losses"), incurred by or relating to any possible violation of Section 5 of the Securities Act of 1933, as amended, that may have occurred prior to the date hereof upon the Closing of the Securities Purchase Agreement, the filing of the Registration Statement, or the execution of this Supplement.


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

      3.    Waiver and Release by the Purchaser.

            3.1 The Registration Rights Agreement. The Purchaser and the Company hereby amend the Registration Rights Agreement to delete the defined terms "Effectiveness Date" and "Filing Date" and "Registrable Securities" contained therein and in their stead, to insert the following and to add a definition of "Option" in its proper alphabetical order:

      "Effectiveness Date" means (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later November 30, 2005 and
(ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than forty five (45) days following the applicable Filing Date.

      "Filing Date" means, (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than later than October 11, 2005 (ii) with respect to each $3,000,000 tranche of Loans evidenced by a Minimum Borrowing Note funded after the date hereof, the date which is thirty (30) days after such funding of such additional $3,000,000 of Loans evidenced by a Minimum Borrowing Note and (iii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to any Note, the Warrant, the Option or otherwise, thirty
(30) days after the occurrence such event or the date of the adjustment of the Fixed Conversion Price, as the case may be.

      "Option" means, collectively, the Common Stock purchase Option issued to the Purchaser on July 28, 2005.

      "Registrable Securities" means the shares of Common Stock issued upon the conversion of each Note and issuable upon exercise of the Warrants or the Option.

      The Purchaser and the Company hereby agree and confirm that other than as set forth herein, the terms of the Registration Rights Agreement otherwise remain in full force and effect and, and without modification thereto.

            3.2 Amended and Restated Note. The Company shall issue the Purchaser an Amended and Restated Note which is attached and incorporated herein as Exhibit A in substitution and not in satisfaction of the Note. The Amended and Restated Note shall include the following changes:

            3.3 Defined Terms. Defined terms not defined in this Section 3 shall have the meaning set forth in the Note.

            3.4 The "Amortizing Principal Amount" shall be $749,000 which amount was funded to the Company on August 16, 2004 .

            3.5 The Monthly Principal Amount shall be $32,565.


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

            3.6 Amended and Restated Secured Revolving Note. The Company shall issue the Purchaser an Amended and Restated Secured Revolving Note which is attached and incorporated herein as Exhibit B in substitution and not in satisfaction of the Secured Revolving Note issued by the Company to the Purchaser on August 16, 2004.

            3.7 The Security Agreement is hereby amended to delete the following definitions of "Capital Availability Amount" and "Revolving Note" contained therein, and in their stead to insert the following definitions in their proper alphabetical order:

            "Capital Availability Amount" means $6,500,000.
             ---------------------------

            "Revolving Note" means that secured revolving note made by Company in favor of Laurus in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000).

      4. Option. In satisfaction in full of the Company's obligations to the Purchaser arising in connection with the Registration Rights Agreement and outstanding on the date hereof, and certain accrued and unpaid interest on the Note outstanding on the date hereof, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company shall, on the date hereof pursuant to the terms of a Securities Purchase Agreement between the Company and the Purchaser dated as of the date hereof, issue the Purchaser an Option, substantially in the form attached as Exhibit B; shares of the Company's common stock underlying the exercise of the Option will be registered pursuant to and as required by the Registration Rights Agreement.

      5.    Miscellaneous.

      5.0 This Amendment shall be effective as of the date hereof following the execution and delivery of same by each of the Company and Laurus.

      5.1 Except as specifically set forth in this Amendment, there are no other amendments to the Note, and all of the other forms, terms and provisions of the Note remain in full force and effect.

      5.2 This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                              [signature page follows]


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

            IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:                                PURCHASER:

CONVERSION SERVICES INTERNATIONAL,      LAURUS MASTER FUND, LTD.
INC.


By:      /s/ Scott Newman               By:     /s/ David Grin
         -----------------------------          -------------------------------
Name:    Scott Newman                   Name:   David Grin
         -----------------------------          -------------------------------
Title:   Chief Executive Officer        Title:  Director
         -----------------------------          -------------------------------



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